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                                                Filed Pursuant to Rule 424(b)(2)
                                                File No. 333-31024


                          PROSPECTUS SUPPLEMENT NO. 6
     (TO PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2001, PROSPECTUS SUPPLEMENT
           DATED JANUARY 26, 2001 AND PROSPECTUS DATED MARCH 3, 2000)

                       AMERICAN INTERNATIONAL GROUP, INC.

                          MEDIUM-TERM NOTES, SERIES F

                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

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     Wachovia Securities, Inc. has been added as an agent to solicit offers to purchase and/or purchase notes. All references in the prospectus to "agents" shall refer to Wachovia Securities, Inc. as well as Banc of America Securities LLC, Chase Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                Prospectus Supplement No. 6 dated November 26, 2002